UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2015 (July 31, 2015)

EFACTOR GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 Avenue of the Americas, Suite 5060
New York, New York 10036
(Address of Principal Executive Offices)

(650) 380-8280

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Increasive Ventures Loan Agreement

On July 31, 2015 (the “Effective Date”), EFactor Group Corp. (the “Company”) entered into an unsecured loan agreement (“Loan Agreement”) with Increasive Ventures BV, a Netherlands limited company (the “Lender” or “Increasive”), pursuant to which the Company issued to the Lender a promissory note (the “Note”) in the principal amount of $1,250,000 (“Principal Amount”), representing the purchase price of $1,000,000 (“Purchase Price”) and an original issue discount of $250,000. The Purchase Price is payable in two tranches: (i) $500,000 at the Effective Date; and (ii) $500,000 within five (5) business days of certain conditions be met, including discussions between the Company and the Lender regarding business strategies, as set forth in the Loan Agreement (the “Second Tranche”).

The Note accrues interest at a rate of 12% per annum on the amount that is equal to (i) the Principal Amount (ii) less the amount of the Second Tranche so long as it has not been made available to the Company. The Note is payable in full on December 31, 2015 (the “Maturity Date”). Prior to the Maturity Date, the Lender may convert the unpaid amount under the Loan Agreement into shares of common stock of the Company at a conversion price equal to $4.80 per share of common stock (the “Conversion Price”).

If the Company fails to repay the Principal Amount of the Note in accordance with the terms of the Loan Agreement by the Maturity Date, the Lender can redeem the Note at a redemption price equal to 135% of the Principal Amount then outstanding. At the Lender’s option, redemption can be made, either in cash or in restricted shares (“Restricted Shares”) of the Company’s common stock at 50% of the closing price per share on the Maturity Date.

The Company has agreed to register, within 60 days after the closing of a registered primary offering of the Company’s securities (“Offering Securities”) (the “Offering”), any shares of common stock issued or issuable pursuant to the Loan Agreement.

Prepayment of any of the unpaid Principal Amount or any accrued interest under the Note before the Maturity Date shall be subject to approval by the Lender. The Lender shall have seven (7) business days from the receipt of a prepayment offer to accept such prepayment or convert the unpaid Principal Amount including accrued interest, into shares of the Company’s common stock at the Conversion Price.

Pursuant to the Loan Agreement, Lender shall have the right to purchase up to $500,000 of the Offering Securities in an Offering. The Company shall provide notice to the Lender of the pricing of the Offering Securities within a reasonable time after such pricing is finalized.

Pursuant to the Loan Agreement, the Company is obligated to issue to the Lender a five-year warrant (the “Warrant”) to purchase 1,500,000 shares of the Company’s common stock at an exercise price of $4.80 per share.

The foregoing summary of the Loan Agreement is qualified in its entirety by reference to the complete text of the Loan Agreement, which is attached hereto as exhibit 4.1.

Amendments to Magna Notes

On August 19, 2015, the Company amended three $200,000 promissory notes dated March 2, 2015, March 22, 2015 and April 8, 2015, respectively, pursuant to those certain Amendments to Convertible Promissory Notes, each dated August 19, 2015, between the Company and Magna Equities I, LLC. In addition, the Company amended five promissory notes as follows: March 2, 2015 - $175,000; March 15, 2015 - $15,000; March 27, 2015 - $29,500, May 1, 2015 - $53,000 and May 27, 2015 - $85,000, pursuant to those certain Amendments to Convertible Promissory Notes, each dated August 19, 2015, between the Company and Magna Equities II, LLC.

The above referenced notes were amended for amongst other things, the following:

(1)	Upon the consummation of an Offering by the Company, the note holders have the right to demand payment in full in cash of 40% of the outstanding principal and interest at a rate of 125% of such outstanding amount, and convert the remaining 60% of outstanding principal and interest into securities offered in the Offering at a conversion price equal to a 25% discount to the offering price in the Offering (the “Primary Offering Conversion”).

(2)	The holders may not convert the notes into the Company’s shares of common stock or otherwise sell any shares of the Company’s common stock until the earlier of 15 days following (i) an Offering; and (ii) the date the Company’s shares of common stock are listed on a U.S. national securities exchange. Such restrictions shall no longer apply if an Offering does not take place prior to October 31, 2015 or the trading price for the shares of common stock are below $2.00. In the event that on the 60th day after the date of an Offering the “market price” (as defined therein) of the Company’s common stock is less than the price of the Offering, the holders shall be entitled to receive make-whole shares, as further described therein; provided, that under no circumstances may the “market price” be lower than $1.50 for purposes of the calculation of the make-whole shares.

(3)	The Company agreed to file a resale registration statement on or prior to 45 calendar days following the closing of an Offering, to register the shares issuable under the notes.

In addition, Magna Equities I, LLC was issued a 5 year warrant to purchase 150,000 shares of the Company’s common stock at an exercise price of $0.01 per share.

Forms of the note amendments are attached hereto as Exhibits 4.2 and 4.3, respectively, A form of the warrant is attached hereto as Exhibit 4.4.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Loan Agreement and the amendments to the Magna notes is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of Warrants to Magna Equities I, LLC is incorporated herein by reference. Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2015, the board of directors (“Board”) of the Company appointed Ad Prins to serve on the Board. Mr. Prins will serve on the Board’s audit committee.

Mr. Prins, 59, has over 35 years of international business experience, primarily in the information communications technology industry. Mr. Prins currently serves in various senior leadership positions including as a non-executive board member of Share2Use B.V. Amsterdam, an information communications technology company which he co-founded, since 2014, a non-executive board member of Driepuntnul B.V. Amsterdam, an education and information communications technology company which he co-founded, since 2014, managing partner of Increasive Ventures B.V., an investment company which he co-founded, since 2010, chief financial officer of Lighthouse Management B.V. Amsterdam, an investment company, since 2011, and sole owner of AddVice B.V., Amsterdam, an interim management company, since 1994. From 2005 to 2010, Mr. Prins was employed by Epyon Power B.V. Delft., an information communications technology company which he co-founded, where he served in various positions CFO, acting COO and as a non-executive board member. From 2005 to 2008, Mr. Prins served as the chief financial officer of River Diagnostics B.V., a life sciences company. Mr. Prins holds a Bachelor degree in Business Administration from Hanzehogeschool Groningen, the Netherlands (1978).

Since January 1, 2014, neither Mr. Prins, nor any of his immediate family members, have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) promulgated under Regulation S-K, except for the transaction between the Company and the Lender, a company in which Mr. Prins serves as a Managing Director, discussed in Item 1.01 of this report. Although there was no written agreement between Mr. Prins and any other person pursuant to which Mr. Prins was appointed, Mr. Prins’ appointment was made as a result of the investment of the Lender described above in Item 1.01.

Mr. Prins may be deemed to be the beneficial owner of (i) 29,267 shares of the Company’s common stock, which shares were granted to Increasive in connection with the Company’s acquisition of ELEQT in October 2014, in exchange for shares of ELEQT previously held by Increasive; (ii) an aggregate of 72,038 shares of the Company’s common stock held by Increasive, which shares were granted subsequent to October 2014 in connection with equity and convertible debt investments in the aggregate amount of $587,000; (iii) warrants held by Increasive, exercisable for 1,508,267 shares of the Company’s common stock, with exercise prices ranging between $4.80 and $15.00 per share and (iv) 260,417 shares of the Company’s common stock issuable upon conversion of the promissory notes held by Increasive.

Item 7.01	Regulation FD Disclosure

On August 26, 2015, the Company announced the appointment of Mr. Prins in a press release. A copy of the press release is attached hereto as Exhibit 99.1, which shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Unsecured Loan Agreement, dated July 31, 2015, by and between the Company and Increasive Ventures BV.
4.2	Form of Amendment to Convertible Promissory Note issued to Magna Equities I, LLC.
4.3	Form of Amendment to Convertible Promissory Note issued to Magna Equities II, LLC.
4.4	Warrant issued to Magna Equities I, LLC
99.1	Press Release dated August 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2015

EFACTOR GROUP CORP.

By:	/s/ Adriaan Reinders
Name: Adriaan Reinders
Title: Chief Executive Officer